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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 21, 2008

                                 FUEL TECH, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                        001-330594            20-5657551
(State or other jurisdiction           (Commission           (IRS Employer
     of incorporation)                 File Number)        Identification No.)


                                 FUEL TECH, INC.
                               512 KINGSLAND DRIVE
                             BATAVIA, IL 60510-2299
                                  630-845-4500

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISION:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION OF CERTAIN OFFICERS.

5.02 (b) Samer S. Khanachet resigned as a Director of the Registrant, effective February 21, 2008 in order to take up residence and employment in Kuwait.

(d) On recommendation of the Registrant's Compensation and Nominating Committee, the Board of Directors of the Registrant on February 21, 2008 elected Delbert L. Williamson a Director to fill the vacancy created by Mr. Khanachet's resignation. Mr. Williamson, who is a retired President, Global Commercial Operations, GE Energy, Inc., is expected to be named a member of the Audit Committee and the Compensation and Nominating Committees of the Board. His election was not pursuant to any arrangement or understanding with any person. There are no related party transactions between Mr. Williamson and the Registrant. As a Director, Mr. Williamson will be a participant in the Registrant's compensation arrangements for Non-Executive Directors, which are annual retainers of $20,000 for Board service and $2,000 for Committee service; meeting fees of $1,200 for a Board meeting and $600 for a Committee meeting; and an annual award of a non-qualified stock option for 10,000 shares on the first business day following the annual meeting.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FUEL TECH, INC.
                                         (Registrant)


Date: February 25, 2008                     By: /s/ C. W. Grinnell
                                                Charles W. Grinnell
                                                Secretary